EXHIBIT 99.1

SP Bancorp, Inc. Schedules Third Quarter 2011 Earnings and Conference Call for November 7, 2011

PLANO, Texas, Oct. 5, 2011 (GLOBE NEWSWIRE) -- SP Bancorp, Inc. (Nasdaq:SPBC) will announce the company's third quarter 2011 earnings before market on Monday, November 7, 2011 and will host a conference call at 11:00 a.m. Eastern time (10:00 a.m. Central) that day.

Earnings Release

SP Bancorp, Inc.'s earnings release will be available at approximately 8:00 a.m. Eastern time on the Internet at http://investor.shareplus.com.

Conference Call

Investors and analysts are invited to participate in the conference call. Jeff Weaver, President and CEO, and Suzy Salls, Senior Vice President and Chief Financial Officer, will review the quarter's results and be available for questions following the opening remarks.

Dial-In Information:	Domestic	(877) 417-5253
	International	(760) 298-5097
	Conference ID	16409263

Webcast

The conference call will also be webcast live on the Internet at http://investor.shareplus.com/events.cfm

Conference Call Playback

A replay of the conference call will be available after 6:00 p.m. Eastern time on Monday, November 7, 2011, through 12:00 midnight on Monday, November 14th, 2011. Please dial 1-(855) 859-2056 (domestic) or (404) 537-3406 (international). The access code is 16409263. The conference call playback is also available on the Internet at http://investor.shareplus.com.

The SP Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7951

Please call SP Bancorp, Inc. Investor Relations if you have any questions.

CONTACT: Jeff Weaver, CEO
         (972) 407-3677

         Diane Stephens
         (972)354-2839